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                                                                   EXHIBIT 10.55


            LOAN AGREEMENT

            Among

            GE CAPITAL PUBLIC FINANCE, INC.,

            as Lender,

               CALIFORNIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY,

            as Issuer,

            and

            GT BICYCLES, INC.,

            as Borrower

            Dated as of September 1, 1997



This instrument constitutes a security agreement under the California Uniform Commercial Code.

           LOAN AGREEMENT

Lender:
GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Blvd.
Minneapolis, MN  55437
Telephone: (800) 346-3164
Telecopier: (612) 897-5601

Issuer:
California Economic Development Financing Authority
801 K Street, Suite 1700
Sacramento, CA  95814
Attn:  Chair
Telephone: (916) 322-8520
Telecopier: (916) 322-7214

Borrower:
GT Bicycles, Inc.
2001 East Dyer Road
Santa Ana, CA  92705
Telephone: (714) 481-7100
Telecopier: (714) 481-7111


            THIS LOAN AGREEMENT dated as of September 1, 1997 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), California Economic Development Financing Authority, a body public and corporate, and a public instrumentality of the State of California

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(the "State"), as issuer ("Issuer"), and GT Bicycles, Inc. a Delaware corporation, as borrower ("Borrower").

            WHEREAS, the Issuer was established for the purpose of promoting and encouraging commerce and industry, and generally to foster economic development in the State and is authorized to provide financing for private activity economic development projects pursuant to the provisions of Section 15710 et seq. of the California Government Code (constituting Part 10.2 of Division 3 of Title 2 of the Government Code of the State of California, as now in effect and as it may from time to time hereafter be amended or supplemented) (the "Act"); and

            WHEREAS, Issuer is authorized to enter into loan agreements, contracts and other instruments and documents necessary or convenient to obtain loans for the purpose of facilitating the financing of economic development projects as described in the Act; and

            WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Project (as hereinafter defined) by Borrower pursuant to this Agreement by obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

            WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance the acquisition and installation of the Equipment and other property comprising the Project; and

            WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer, pursuant to the terms set forth in this Agreement; and

            WHEREAS, this Agreement shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

            ARTICLE I

            DEFINITIONS AND EXHIBITS

            Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

            "Acquisition Costs" means the contract price paid or to be paid to the Vendors or reimbursed to Borrower for any portion of the Project upon Borrower's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of such portion of the Project and costs of issuance that may be paid pursuant to the Tax Regulatory Agreement, which Acquisition Costs are set forth in Exhibit A hereto.
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            "Additional Collateral" means the property identified as Additional
Collateral on Exhibit C attached hereto, together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such property.

            "Affiliate" means an affiliate of Lender or any related entity 100% of whose common stock is directly or indirectly owned by Lender or an affiliate of Lender.

            "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

            "Borrower" means GT Bicycles, Inc., a Delaware corporation.

            "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York, San Francisco, California and Minneapolis, Minnesota.

            "Certificate of Acceptance" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower acknowledges receipt in good condition of particular portions of the Project identified therein and confirms the date of delivery thereof and certain other matters.

            "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

            "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XII hereof.

            "Determination of Taxability" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters and reasonably acceptable to Issuer and Borrower, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

                (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

                (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement.

            "Environmental Laws" has the meaning ascribed thereto in paragraph
(h) of Article V hereof.

            "Equipment" means the property identified in Exhibit A hereto to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the Interest, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all
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replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such property.

            "Escrow Agent" means First Trust of California, National Association, as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

            "Escrow Agreement" means the Escrow Agreement dated as of September 1, 1997 among Lender, Issuer, Borrower and Escrow Agent.

            "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

            "Event of Taxability" means the inclusion of interest on the loan from Lender to Issuer in Lender's gross income (but not including the effect of any alternative minimum tax, environmental tax, so-called "de minimus rule" or other similar tax effect) as the result of (i) any act, failure to act or use of the proceeds of the Loan, (ii) a change in use of the Project, (iii) any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower, (iv) the enactment of any federal legislation after the date of this Agreement, (v) the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement or (vi) the entry of a non-appealable final judgment or determination by the Internal Revenue Service or a court of competent jurisdiction.

            "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus the additional payments would, after being reduced by the federal tax (including interest and penalties, but not including the effect of any alternative minimum tax, environmental tax or other similar tax effect) actually imposed thereon, equal the amount of the Interest payment.

            "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

            "Issuer" means California Economic Development Financing Authority, acting as issuer under this Agreement.

            "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and (iii) except where the context requires otherwise, any assignee(s) of Lender.

            "Loan" means the loan from Issuer to Borrower pursuant to this Agreement.

            "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer, in the amounts and at the times as set forth in Exhibit A hereto.

            "Loan Proceeds" means the total amount of money to be paid pursuant to Section 2.02 hereof by Lender to Escrow Agent for deposit and application in accordance with the Escrow Agreement.
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            "Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer in order to prepay the Loan, as provided in Section 2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

            "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

            "Project" means the Equipment and additional property and leasehold improvements to be acquired, constructed, equipped, installed and used in connection with Borrower's operations as described in Exhibit A attached hereto.

            "Purchase Agreements" means Borrower's purchase agreements or other contracts with Vendors of the Project.

            "Qualified Institutional Buyer" shall have the meaning ascribed thereto in Rule 144A of the Securities Act of 1933, as amended.

            "State" means the State of California.

            "Tax Regulatory Agreement" means the Tax Regulatory Agreement of even date herewith between Borrower and Issuer, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

            "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

            "Vendor" means the contractor, manufacturer or vendor of a portion of the Project, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of the Project.

            Section 1.02. Exhibits. The following exhibits are attached hereto and made a part hereof:

            Exhibit A: Schedule of the Project and Loan Payments describing the Project and setting forth the Loan Payments and Prepayment Amounts. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

            Exhibit B:  Form of Certificate of Acceptance.

            Exhibit C:  Description of Additional Collateral.

            Exhibit D:  Form of Investor's Letter of Representation.

            Exhibit E:  Schedule of Pending Litigation.

            Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

            (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words
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"hereof," "herein," "hereunder" and words of similar import refer to this
Agreement as a whole.

            (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

            ARTICLE II

            FINANCING OF PROJECT AND TERMS OF LOAN

            Section 2.01. Acquisition of Project. Borrower either has constructed, installed or ordered or shall construct, install or order the Project pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any portion of the Project covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss. Borrower covenants and agrees to pay or cause to be paid such amounts as may be necessary to complete the construction, acquisition and installation of the Project and to ensure that the Project is operational to the extent that the Loan Proceeds are insufficient to cause such construction, acquisition and installation.

            Section 2.02. Loan. Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a loan to Issuer in the amount of $5,000,000; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to borrow such amount from Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are deposited in the Escrow Fund.

            Section 2.03. Interest. The principal amount of the loan from Lender to Issuer and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of six and five hundredths percent (6.05%) per annum. Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and upon earlier demand in accordance with the terms hereof or prepayment in accordance with Section 2.07 hereof. Upon the occurrence of a Determination of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate. In addition, Borrower shall make immediately upon demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

            Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the loan from Lender to Issuer, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any in accordance with
Section 2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder,
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all of Issuer's rights hereunder (except for the right to receive any Additional
Payments to the extent payable to Issuer, any rights of Issuer to indemnification and rights of notice, inspection and consent) and all of Issuer's right, title and interest in and to the Equipment and Additional Collateral, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Equipment and/or Additional Collateral, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder. No provision, covenant or agreement contained in this Agreement or any obligation imposed on Issuer herein, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Tax Regulatory Agreement against any director, officer, employee, counsel or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

            Section 2.05 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

            Section 2.06. Loan Payments To Be Unconditional. The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

            Section 2.07. Prepayments. (a) Borrower may, in its discretion, prepay the Loan in whole at any time by paying the applicable Prepayment Amount.

            (b) Borrower shall prepay the Loan in whole or in part at any time pursuant to Article X hereof by paying the applicable Prepayment Amount.

            (c) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.

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            (d) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate.

            (e) The amounts due hereunder shall be repaid in part, without penalty or premium, with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.

            (f) Borrower may prepay the Loan in full at any time as provided in Sections 9.02 or 9.03 hereof by paying the applicable Prepayment Amount.

            Upon any prepayment in part of the Loan, the prepayment shall be applied first to interest accrued thereon and next to the Principal portion of the Loan Payments in the inverse order of maturity.

            Section 2.08. Special Obligations. The loan from Lender to Issuer as provided herein, together with the interest thereon, shall not be deemed to constitute a debt or liability of the State or any political subdivision thereof or a pledge of the faith and credit of the State or any political subdivision thereof, but shall be payable solely from the funds provided therefor pursuant to this Agreement. The loan from Lender to Issuer as provided herein is only a special obligation of Issuer as provided by the Act, and Issuer shall under no circumstances be obligated to pay such loan and the interest and premium, if any, thereon or any Acquisition Cost except from Loan Payments received from Borrower and other funds pledged therefor.

            Neither the faith and credit nor the taxing power of the State or any political subdivision of the State, is pledged to the payment of the principal of, premium, if any, or interest on the loan from Lender to Issuer as provided herein, nor is the State or any political subdivision of the State, in any manner obligated to make any appropriation for such payment. Issuer has no taxing power.

            Section 2.09. Additional Payments. Borrower shall pay to the Issuer or to Lender, as appropriate, the following "Additional Payments" in addition to the Loan Payments payable by Borrower: such amounts incurred by Lender or Issuer after the closing as shall be required by Lender or Issuer in payment of any reasonable costs and expenses incurred in connection with the performance or enforcement of this Agreement, and the financing of the Project, including but not limited to: (a) application, commitment or financing fees, if any; (b) indemnification payments pursuant to Section 8.03 and 8.06 hereof; all taxes and assessments of any type or character charged to the Issuer or Lender affecting the amount available to the Issuer from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any public agency or governmental authority of whatsoever character having power to levy taxes or assessments), but excluding franchise taxes based upon the capital and/or income of the Issuer or Lender and taxes based upon or measured by the net income of the Issuer or Lender; (c) the reasonable fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by Issuer or Lender to prepare audits, financial statements, reports or opinions or to provide such other services required under this Agreement, or otherwise in connection with the enforcement of the Loan; (d) insurance premiums not paid hereunder; and (e) all other reasonable, direct and necessary administrative costs of Lender or Issuer and such other charges required to be paid in order to enforce its rights under this Agreement. Such
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Additional Payments shall be billed to Borrower by Lender or Issuer, as the case may be, from time to time, together with a statement certifying that the amount so billed has been paid for one or more of the items described, or that such amount is then payable for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

ARTICLE III

CONDITIONS PRECEDENT

            Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

                (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

                (b) The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

                (c) The Escrow Agreement, properly executed on behalf of Issuer, Lender, Borrower and Escrow Agent.

                (d) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and other instruments, agreements and certificates on behalf of Borrower.

                (e) Currently certified copies of the Certificate of Incorporation of Borrower.

                (f) A Certificate of Good Standing issued as to Borrower by the Secretary of the State of the state of Borrower's incorporation not more than 10 days prior to the date hereof.

                (g) A Certificate of Status--Foreign Corporation issued by the Secretary of State of the State dated not more than 10 days prior to the date of closing.

                (h) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender.

                (i) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

                (j) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

                (k) Evidence that the financing of the Project has been approved by the "applicable elected representative" of the State after a public hearing held upon reasonable notice.

                (l) A true and correct copy of any and all leases pursuant to which Borrower is leasing the property where the Equipment or the Additional Collateral will be located, together with a landlord's disclaimer and consent with respect to each such lease.

                (m) A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower is a party to any such agreement) relating to the property where the Equipment or the Additional Collateral will be located, together with a mortgagee's waiver with respect to each such mortgage, deed of trust or similar agreement.

                (n) As applicable, financing statements executed by Borrower, as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Equipment or Additional Collateral is subject to certificate of title laws.

                (o) Current searches of appropriate filing offices showing that
(i) no state, federal tax liens or judgment liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment or the Additional Collateral except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

                (p) An opinion of counsel to Borrower, addressed to Lender and Issuer, in form and substance acceptable to Lender and Issuer.

                (q) An opinion of counsel to Issuer, addressed to Lender and Borrower, in form and substance acceptable to Lender and Borrower.

                (r) An opinion of special counsel, addressed to Lender, Issuer and Borrower, in form and substance acceptable to Lender, Issuer and Borrower.

                (s) Payment of Lender's fees, commissions and expenses required by Section 13.01 hereof.

                (t) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                (u) An investor letter of representation executed by Lender and addressed to Issuer and Borrower, in the form attached hereto as Exhibit D.

                (v) Any other documents or items required by Lender.

            Lender's agreement to make the loan to Issuer hereunder, to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

                (w) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

                (x) Lender shall have received in form and substance satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Project and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

                (y) the representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                (z) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default, an Event of Default or a Determination of Taxability.

                (aa) Borrower has provided to Lender all of the UCC releases that Lender requires in order that Lender, as assignee of Issuer, will have a valid first priority perfected security interest in the Equipment and the Additional Collateral.

            ARTICLE IV

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

            Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

                (a) Issuer is a body public and corporate, and a public instrumentality of the State, organized and existing by virtue of the laws of the State.

                (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body public and corporate, and a public instrumentality of the State.

                (c) Issuer is authorized under the Act to enter into this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

                (d) Issuer has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution adopted by its Board of Directors, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make this Agreement, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligation of Issuer.

                (e) The authorized officer of the Board of Directors of Issuer executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer or by other appropriate official action.

                (f) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights, to the application of equitable principles, and to the limitations on enforcement remedies against public entities in California.

                (g) Issuer has assigned to Lender all of Issuer's rights in the Equipment, the Additional Collateral and this Agreement (except any indemnification payable to Issuer, rights to notice, the right to receive Additional Payments to the extent payable to Issuer and any rights to inspection and consent hereunder) including the assignment of all rights in the security interest granted to Issuer by Borrower.

                (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

                (i) None of the execution and delivery of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

                (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

                (k) Issuer will submit or cause to be submitted to the Internal Revenue Service a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

                (l) The financing of the Project has been approved by an "applicable elected representative" (as defined in Section 147(f) of the Code) of the State after a public hearing held upon reasonable notice.

                (m) Issuer will comply fully at all times with provisions contained in the Tax Regulatory Agreement that directly relate to Issuer, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

                (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. Section 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. Section 1.141

2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                (o) To the best knowledge of Issuer, no member, officer or other official of Issuer has any financial interest whatsoever in Borrower or in the transactions contemplated by this Agreement.

            ARTICLE V

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

            Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

                (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure, to the extent permitted by law, the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and this Agreement, the Escrow Agreement and the Tax Regulatory Agreement have been duly authorized, executed and delivered.

                (c) The officer of Borrower executing this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

                (d) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws and equitable principles of general application relating to effecting the enforcement of creditors' rights.

                (e) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

                (f) The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable or will not be taken within the time required by this Agreement or by applicable law.

                (g) Except as has been disclosed in Exhibit E hereto, there is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

                (h) The property at which the Equipment and the Additional Collateral is located is properly zoned for its current and anticipated use and the use of the Equipment and the Additional Collateral and the operation of the Project and will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower has or will have at the time the related disbursement is requested from the Escrow Fund all licenses and permits to use the Equipment and the Additional Collateral and operate the Project. Borrower has or will have at the time the related disbursement is requested from the Escrow Fund obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to Lender in writing, Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

                (i) The Project will be used to manufacture and distribute bicycles and bicycle related parts and accessories or for the production of other tangible personal property.

                (j) Borrower owns or will own the Project and intends to operate the Project, or cause the Project to be operated, as an "economic development project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

                (k) Borrower will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. Section 1.148-2(c) or deliberate action within the meaning of Treas. Reg. Section 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                (l) Borrower has heretofore furnished to Lender the audited financial statements of Borrower for its fiscal years ended December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 and the unaudited financial statement of Borrower for the months ended June 30, 1997, and those statements fairly present the financial condition of Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower.

                (m) Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

                (n) Borrower has or will have good and absolute title to all Equipment, Additional Collateral and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement.

                (o) All financial and other information provided to Lender by or on behalf of Borrower in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects, and Borrower has not failed to provide Lender with any material information with respect to Borrower or its financial or operating condition.

                (p) Borrower has provided to Lender signed financing statements sufficient when filed to perfect the security interest created pursuant to this Agreement. When such financing statements are filed in the offices noted therein, Lender, as assignee of Issuer, will have a valid and perfected security interest in the Equipment and the Additional Collateral, subject to no other security interest, assignment, lien or encumbrance. None of the Equipment or the Additional Collateral is or will become a permanent fixture on real estate. None of the Equipment or the Additional Collateral constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind. Borrower leases the real property where the Equipment and the

Additional Collateral will be located pursuant to the lease dated January 3, 1997 between Borrower and Zeno Table Company, a California corporation.

                (q) Upon delivery and installation of the Equipment, Borrower will provide to Issuer and Lender a completed and executed copy of the Certificate of Acceptance attached hereto as Exhibit B.

                (r) Borrower will aid and assist Issuer in connection with preparing and submitting to the Internal Revenue Service a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

                (s) Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement, and the representations and warranties contained in the Tax Regulatory Agreement are true and correct.

                (t) Expenses for work done by officers or employees of Borrower in connection with the Project will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and
(iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

                (u) Any costs incurred with respect to that part of the Project paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

                (v) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

                (w) No person other than Borrower is in occupancy or possession of any portion of the real property where the Equipment and the Additional Collateral are located.

                (x) The Project is property of the character subject to the allowance for depreciation under Section 167 of the Code.

                (y) To the best of Borrower's knowledge, no member, officer or other official of Issuer has any financial interest whatsoever in Borrower or in the transactions contemplated by this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF LENDER

            Lender represents and warrants for the benefit of Issuer and Borrower, as follows:

            (a) Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement.

            (b) This Agreement the Escrow Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Lender, enforceable against Lender in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

            (c) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles or certificate of incorporation or bylaws of Lender or of any corporate restriction or of any agreement or instrument to which Lender is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Lender contrary to the terms of any instrument or agreement.

            (d) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lender's knowledge, threatened against or affecting Lender, challenging Lender's authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Lender which is similar hereto, or the exclusion of the Interest from gross income for federal income tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

            (e) Lender has sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment represented by this Agreement including the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments, and is able to bear the economic risk of such investment. Lender has made its own inquiry and analysis with respect to Borrower, Issuer, this Agreement, the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and the security therefor, and other material factors affecting the security and payment of this Agreement, the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments.

            (f) Lender has either been supplied with or has had access to information, including financial statements and other financial information which it has requested and has had the opportunity to ask questions and receive answers concerning Borrower, Issuer, this Agreement the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and the security therefor, so that it has been able to make its decision to make the Loan Proceeds available in accordance with the provisions hereof and of the Escrow Agreement in exchange for the right to receive the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and enter into and perform its obligations under this Agreement.

            (g) Lender acknowledges that this Agreement, including the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments (i) are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state, (ii) shall not be listed on any stock or other securities exchange and (iii) shall be issued in a form which may not be readily marketable.

            (h) Lender acknowledges that this Agreement, including the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, have not been registered under the Securities Act of 1933, as amended, and that such registration is not legally required. Lender represents to Issuer that it is entering into this Agreement, including obtaining the right to receive payments of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, for investment for its own account and not with a present view toward resale or the distribution thereof, except for sale to an affiliate or a related entity whose voting common stock is directly or indirectly 100% owned by an affiliate of Lender.

            (i) Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Borrower or any of its subsidiaries in connection with this Agreement and agrees and undertakes that neither it nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Lender may disclose such information (i) at the request of any regulatory authority or in connection with an examination of Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; (iv) at the express direction or any other agency of any state of the United States of America or of any other jurisdiction in which Lender conducts its business; and (v) to Lender's independent auditors and other professional agents.

            ARTICLE VII

TITLE TO EQUIPMENT AND ADDITIONAL COLLATERAL; SECURITY INTEREST

            Section 7.01. Title to the Equipment and Additional Collateral. Legal title to the Equipment and Additional Collateral and any and all repairs, replacements, substitutions and modifications to such Equipment and Additional Collateral shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Equipment and Additional Collateral free and clear of all such claims, liens and processes.

            Section 7.02. Security Interest in Equipment and Additional Collateral. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, or any other obligation of Borrower to Lender (whether direct or indirect and whether now existing or hereafter arising), Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on the Equipment and the Additional Collateral, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing. Borrower agrees to execute such additional documents, including financing statements, assignments, affidavits, notices, releases and similar instruments, in form satisfactory to Lender, and take such other actions that

Lender deems necessary or appropriate to establish and maintain the security interest created by this Section, and Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Borrower such additional documents and to take such other actions. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment or the Additional Collateral is located. If requested by Lender, Borrower shall conspicuously mark the Equipment and the Additional Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment and the Additional Collateral.

            Section 7.03. Change in Name or Corporate Structure of Borrower; Change in Location of Borrower's Principal Place of Business. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Equipment and the Additional Collateral are kept at such location. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Equipment or the Additional Collateral. Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name.

            Section 7.04. Liens and Encumbrances to Title. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Equipment or the Additional Collateral (together, "Liens") other than the respective rights of Lender and Issuer as herein provided. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

            Section 7.05. Personal Property. The parties hereby agree that the Equipment and the Additional Collateral are, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become permanent fixtures; provided, however, that if contrary to the parties' intent the Equipment or the Additional Collateral is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment and the Additional Collateral.

            Section 7.06. Assignment of Insurance. As additional security for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Equipment or the Additional Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment or the Additional Collateral. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

            Section 7.07. Occupancy. (a) Borrower hereby irrevocably grants to Lender the right to occupy the property where the Equipment and the Additional Collateral are located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

            (b) Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and/or the Additional Collateral and for other purposes that Lender may in good faith deem to be related or incidental purposes.

            (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (1) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (2) final sale or disposition of all of the Equipment and/or the Additional Collateral and delivery of all such Equipment and/or Additional Collateral to purchasers.

            (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

            Section 7.08. Agreement as Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement. Pursuant to Section 5451 of the Government Code of the State of California, the pledge of Loan Payments, the Equipment and the Additional Collateral by Issuer for the repayment of the principal of, premium, if any, and interest on the loan from Lender to Issuer constitutes a first lien and security interest which immediately attaches to such Loan Payments, the Equipment and the Additional Collateral, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing, and is effective and binding against Issuer, Borrower, their successors, purchasers of the Equipment and the Additional Collateral, creditors, and all others asserting rights therein irrespective of whether those parties have notice of the pledge, irrespective of whether such amounts, the Equipment and the Additional Collateral is or may be deemed to be a fixture and without the need for any physical delivery, recordation, filing or further act.

ARTICLE VIII

AFFIRMATIVE COVENANTS OF BORROWER

            So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

            Section 8.01. Reporting Requirements. Borrower will deliver, or cause to be delivered, to Lender, and to Issuer if requested by Issuer, each of the following, which shall be in form and detail acceptable to Lender and Issuer, as to information requested by Issuer:

                (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, audited financial statements of Borrower with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender, which annual financial statements shall include the balance sheet of Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Article V hereof, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in Section 8.09 hereof; and (ii) a certificate of the chief financial officer of Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto.

                (b) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, Borrower shall provide to Lender financial projections for the then current fiscal year, which annual projections shall include the projected balance sheet of Borrower, the related projected statement of income and a statement of facts and assumptions used to generate such projections;

                (c) as soon as available and in any event within 90 days after the end of each fiscal quarter of Borrower, an unaudited/internal balance sheet and statements of income and retained earnings of Borrower as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof and certified by the chief financial officer of Borrower, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof,
(ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in
Section 8.09 hereof;

                (d) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower of the type described in Article V hereof or which seek a monetary recovery against Borrower in excess of $1,000,000; provided, however, no such notice shall be required in connection with product liability cases under which the potential liability of Borrower not covered by insurance does not exceed $1,000,000;

                (e) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

                (f) promptly upon knowledge thereof, notice of any loss or destruction of or damage to any Equipment or Additional Collateral or of any material adverse change in any Equipment or Additional Collateral;

                (g) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower shall have sent to its stockholders, including, without limitation 10-K and 10-Q reports;

                (h) promptly after the amending thereof, copies of any and all amendments to Borrower's certificate of incorporation, articles of incorporation or bylaws;

                (i) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation that would have a material adverse effect on the financial or operating condition of Borrower;

                (j) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower; and

                (k) within sixty days of the receipt of a written request from Issuer, a written report to Issuer, as of the end of Borrower's fiscal year, stating the status of the Project, the outstanding and unpaid balance of the Loan, the number of full-time and part-time employees of Borrower employed at the Project during such prior fiscal year, and supplying such current information as Issuer shall reasonably request regarding other matters covered in Borrower's application for tax-exempt financing.

            Section 8.02. Books and Records; Inspection and Examination. Borrower will keep accurate books of record and account for itself pertaining to the Project and the Additional Collateral and pertaining to Borrower's business and financial condition and such other matters as Lender and/or Issuer may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Lender and/or Issuer, will permit any officer, employee, attorney or accountant for Lender and/or Issuer to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender and/or Issuer, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Project and the Additional Collateral at any time during Borrower's business hours upon reasonable prior written notice; provided, however, Lender and Issuer shall not have access to any product development information or trade secrets. Audits and reviews of the corporate and financial books, records and properties of Borrower will by limited to once annually if Borrower is required to pay the costs of such audit or review and twice annually if the costs of such audit or review are paid by Lender; provided, however, upon the occurrence of an Event of Default, the number of audits and reviews will not be limited.

            Section 8.03. Compliance With Laws; Environmental Indemnity. Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Project and the Additional Collateral, and will require that others use and keep the Project and the Additional Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Project and the Additional Collateral. Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Project and the Additional Collateral) with all laws of the jurisdictions in which its operations involving any component of Project or Additional Collateral may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Project or the Additional Collateral or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender harmless from and against any claims, loss or damage to which Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder.

            Section 8.04. Payment of Taxes and Other Claims. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Project and the Additional Collateral) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or the Additional Collateral, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project or the Additional Collateral.

            Section 8.05. Maintenance of Project and Additional Collateral. (a) Borrower shall, at its own expense, maintain, preserve and keep the Project and the Additional Collateral in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Project and the Additional Collateral in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall maintain the Project and the Additional Collateral in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of the Project and the Additional Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Project and the Additional Collateral and, as such, shall be subject to the terms of this Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Project and the Additional Collateral.

            (b) Borrower will defend the Project and the Additional Collateral against all claims or demands of all persons (other than Lender) claiming the Project, the Additional Collateral or any interest therein.

            (c) Borrower will keep the Equipment and the Additional Collateral free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement.

            Section 8.06. Insurance. (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Project or the Additional Collateral sufficient to protect Lender and Issuer from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to any component of the Project or Additional Collateral is required by Lender and approved by Issuer, and (ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Project and the Additional Collateral with new property having substantially similar specifications or the applicable Prepayment Amount.

            (b) If required by State law, Borrower shall carry workers' compensation insurance covering all employees on, in, near or about the Project, and upon request, shall furnish to Lender certificates evidencing such coverage.

            (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies with an A.M. Best Company, Inc. rating of "A8" or better; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least thirty (30) days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this Article shall name Lender as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower and shall include a lender's loss payable endorsement for the benefit of Lender. Prior to the delivery of Project, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

            (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any portion of the Project and the Additional Collateral and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold harmless Lender and Issuer and its members, agents, officers, directors and attorneys at Borrower's expense from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Project or the Additional Collateral, including but not limited to, (i) the construction, installation, selection, manufacture, purchase, acceptance or rejection of the Project or the Additional Collateral or the ownership of the Project or the Additional Collateral, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Project or the Additional Collateral, (iii) the condition of the Project or the Additional Collateral sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder; (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Project or the Additional Collateral, including, but not limited to investigation, removal, cleanup and remedial costs; and (viii) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in connection with this Agreement, the Escrow Agreement and the Tax Regulatory Agreement or the transactions contemplated thereby, (ix) any violation of any environmental law, rule or regulation or the release of any hazardous or toxic substance on or near the premises on which the Project or Additional Collateral is located, (x) the ownership of any item of the Project or Additional Collateral governed hereby, (xi) any act of negligence of Borrower, its officers, agents, contractors, servants, employees, licensees or invitees in connection with the Project or Additional Collateral or this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, (xii) the recovery of claims under insurance policies on the Project or Additional Collateral, (xiii) any accident in connection with the operation, use, condition, possession, storage or return of any item of the Project or Additional Collateral, any of the foregoing of which result in damage to property or the injury to or death of any person, including without limitation latent and other defects, whether or not discernible by Lender, Issuer or Borrower. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be. The provisions of this Section 8.06(d) shall survive the termination of this Agreement.

            Section 8.07. Preservation of Corporate Existence. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

            Section 8.08. Performance by Lender. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of thirty calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 8.05 and 8.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys reasonably expended and all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

            Section 8.09. Financial Covenants. (a) Borrower will maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 3.50 to 1.00. "Debt" shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others. "Tangible Net Worth" means the excess of:

            (a) the tangible assets of Borrower, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

            (b) all Debt of Borrower; provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

            (b) Borrower will maintain for each fiscal year from and after fiscal year 1996 its Debt Service Coverage Ratio (as defined below) at not less than 1.20 to 1.00. "Debt Service Coverage Ratio" means the ratio of (i) Borrower's Cash Flow Available for Debt Service (as defined below) to (ii) Borrower's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Borrower means, with respect to the applicable period of determination, Borrower's income, plus depreciation and amortization. "Debt Service" of Borrower means, with respect to the applicable period of determination, the aggregate of (i) all installments of principal on term Debt, or any Debt that is not revolving, of Borrower that are due on demand or accelerated or during the period of determination, (ii) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) of Borrower that are due on demand or during the period of determination and
(iii) distributions and dividends to stockholders and advances to affiliates of Borrower during the period of determination.

            (c) Borrower will maintain, on a consolidated basis, at all times during the term of this Agreement its Tangible Net Worth at not less than 32 million dollars.

            Section 8.10. Limitations of Liability. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Lender, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages including, but not limited to, loss of profit or revenue, loss of use of the Project or any associated equipment, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute property, service materials or software, facilities, services or replacement power or down time costs.

            ARTICLE IX

            NEGATIVE COVENANTS OF BORROWER

            So long as the Loan shall remain unpaid, Borrower agrees that:

            Section 9.01. Lien. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Equipment or the Additional Collateral except for the security interest created pursuant to this Agreement.

            Section 9.02. Sale of Assets. Except as otherwise permitted hereunder, Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Project or the Additional Collateral or any interest therein (whether in one transaction or in a series of transactions); provided, however, that Borrower may at its option prepay its obligations hereunder in full in connection with any such proposed lease, assignment, transfer or disposition of all or a substantial part of its assets as provided in Section 2.07(f) hereof.

            Section 9.03. Consolidation and Merger. Borrower will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person; provided, however, that such transactions are permitted if:

            (a) Either (i) Borrower will be the surviving corporation or (ii) the successor corporation (if other than Borrower) shall be a person organized and existing under the laws of the United States of America or a state thereof and such successor corporation shall expressly assume the due and punctual payment of all amounts due hereunder and the due and punctual performance and observance of all the covenants and conditions hereof and Lender and Issuer shall have received a legal opinion, in form and substance satisfactory to Lender and Issuer, to the effect that this Agreement is the legal, valid and binding obligation of such successor corporation enforceable in accordance with its terms;

            (b) Lender and Issuer shall have received an opinion of bond counsel, in form and substance satisfactory to Lender and Issuer, to the effect that under then existing laws the consummation of such merger, consolidation, sale or conveyance would not cause the interest hereunder to become includable in gross income under the Code or adversely affect the validity of this Agreement; and

            (c) After giving effect to the proposed merger, consolidation, sale or conveyance, Borrower or the successor corporation, as the case may be, shall be in compliance with the financial covenants contained in Section 8.09 hereof and no Default or Event of Default shall have occurred and be continuing hereunder or would result from such transaction; and provided, finally, that Borrower may at its option prepay its obligations hereunder in full in connection with any such proposed transaction as provided in Section 2.07(f) hereof.

            Section 9.04. Accounting. Borrower will not adopt, permit or consent to any material change in accounting principles or any change in its fiscal year other than as required by generally accepted accounting principles unless Borrower provides restated financial statements prepared on a consistent basis and satisfies the financial covenants contained in Section 8.09 hereof with and without giving effect to such change.

            Section 9.05. Transfers. Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration other than in the ordinary course of business and which in the aggregate are not material.

            Section 9.06. Other Defaults. Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation in an amount greater than $500,000 binding upon Borrower which results in an acceleration of Borrower's obligations thereunder or under which the applicable creditor has exercised rights and remedies or any judgment, decree, order or determination applicable to Borrower.

            Section 9.07. Place of Business. Borrower will not permit any of the Equipment or the Additional Collateral or any records pertaining to the Equipment or the Additional Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Equipment or Additional Collateral would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

            Section 9.08. Modifications and Substitutions. (a) Borrower will not make any material alterations, modifications or additions to the Equipment or the Additional Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Project or the Additional Collateral, as the case may be, unless after making such alterations, modifications or additions the Equipment and Additional Collateral is of equal or greater economic value, utility and useful life. Upon delivery of the Equipment or the Additional Collateral to Lender and at the request of Lender,

Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment or the Additional Collateral to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

            (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender and Issuer, substitute for parts, elements, portions or all of the Project or Additional Collateral, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide such documents or assurances as Lender and Issuer may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment and the Additional Collateral as so modified or substituted.

            Section 9.09. Use of the Project. Borrower will not install, use, operate or maintain the Project or the Additional Collateral improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

ARTICLE X

DAMAGE AND DESTRUCTION;
USE OF NET PROCEEDS

            Borrower shall provide a complete written report to Lender and Issuer immediately upon any loss, theft, damage or destruction of any portion of the Equipment or Additional Collateral and of any accident involving any portion of the Equipment or Additional Collateral. If all or any part of the Project or Additional Collateral is lost, stolen, destroyed or damaged beyond repair ("Damaged Property"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with property having substantially similar specifications and of equal or greater economic value, utility and useful life to the Damaged Property immediately prior to the time of the loss occurrence, whereupon such replacement equipment shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Property. Borrower shall notify Lender and Issuer of which course of action it will take within fifteen (15) calendar days after the loss occurrence. If, within forty-five (45) calendar days of the loss occurrence, (a) Borrower fails to notify Lender and Issuer; (b) Borrower, Issuer and Lender fail to execute an amendment to this Agreement to delete the Damaged Property and add the replacement property or (c) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Property shall be made available by Lender to be applied to discharge Borrower's obligation under this Article. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Property is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

            ARTICLE XI

            ASSIGNMENT, SUBLEASING AND SELLING

            Section 11.01. Assignment by Lender. Subject to the conditions contained herein, this Agreement, and the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, as assignee of Issuer, directly from Borrower, may be transferred, assigned and reassigned in whole or in part by Lender without the consent of Borrower or Issuer to an Affiliate or Qualified Institutional. In the event of a sale or transfer to an Affiliate, Lender shall certify to Issuer and Borrower that such transferee entity is an Affiliate. In the event of a sale or transfer to a Qualified Institutional Buyer, Lender shall provide to Issuer and Borrower a written statement representing that such transferee is a Qualified Institutional Buyer and such transferee shall deliver to Issuer and Borrower a letter of representations substantially in the form of Exhibit D hereto which shall contain a certification that the transferee is a Qualified Institutional Buyer as provided in this Agreement. In the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower. Upon assignment, Borrower will reflect in a book-entry the assignee designated in the written request of assignment or in a written certification of an Affiliate delivered to Issuer and Borrower pursuant to this Section, and shall agree to make all payments to the assignee designated in such written request, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Equipment and in this Agreement. Lender or assignee shall pay all reasonable expenses of Issuer, including reasonable fees and expenses of counsel, in connection with such transfer and assignment.

            Section 11.02. No Sale or Assignment by Borrower. Except as otherwise provided herein, this Agreement and the interest of Borrower in the Project and the Additional Collateral may not be sold, assumed, assigned or encumbered by Borrower.

ARTICLE XII

EVENTS OF DEFAULT AND REMEDIES

            Section 12.01. Events of Default. The following constitute "Events of Default" under this Agreement:

                (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of ten (10) days;

                (b) failure by Borrower to maintain insurance on the Project or the Additional Collateral in accordance with Section 8.06 hereof;

                (c) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax Regulatory Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

                (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

                (e) Borrower or any guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or Borrower or any guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or any guarantor, as the case may be; or Borrower or any guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or any guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any guarantor;

                (f) determination by Lender that any representation or warranty made by Borrower, Issuer or any guarantor herein, in the Tax Regulatory Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

                (g) an Event of Taxability shall occur; or

                (h) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower in an amount greater than $500,000 and which results in the acceleration of such monetary obligation or the exercise of rights and remedies with respect thereto.

            Section 12.02. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

            (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

            (b) take possession of the Equipment and/or Additional Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Equipment and/or Additional Collateral for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment and/or the Additional Collateral pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment and/or Additional Collateral during such period of time;

            (c) take possession of the Equipment and/or the Additional Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment and/or Additional Collateral in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

                FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Equipment and/or Additional Collateral, including reasonable attorneys' fees and expenses;

                SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and
(iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

                THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Equipment and/or Additional Collateral to Borrower;

            (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees; and

            (e) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment and/or Additional Collateral. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

            Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

            Section 12.03. Return of Equipment and Additional Collateral. Upon an Event of Default, Borrower shall within fifteen (15) calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Equipment and Additional Collateral in the condition required by Article VIII; (b) if deinstallation, disassembly or crating is required, cause the Equipment and Additional Collateral to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Equipment and the Additional Collateral to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment or the Additional Collateral in the manner designated, Lender may enter upon Borrower's premises where the Equipment or Additional Collateral is kept and take possession of the Equipment or Additional Collateral and charge to Borrower the costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking.

            Section 12.04. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

            Section 12.05. Late Charge. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

            ARTICLE XIII

            MISCELLANEOUS

            Section 13.01. Costs and Expenses of Lender. Borrower shall pay to Lender and Issuer, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender or Issuer in payment of any reasonable costs and expenses incurred by Lender and Issuer in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Lender and Issuer in connection with the Project and Additional Collateral, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender and Issuer or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender or Issuer, as the case may be, from time to time, together with a statement certifying that the amount so billed has been paid by Lender or Issuer, as the case may be, for one or more of the items above described, or that such amount is then payable by Lender or Issuer, as the case may be, for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

            Section 13.02. Disclaimer of Warranties. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN,

CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE PROJECT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Project or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

            Section 13.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Regulatory Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Equipment and/or Additional Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

            Section 13.04. Further Assurance and Corrective Instruments. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement and any rights of Lender hereunder or thereunder.

            Section 13.05. Binding Effect; Time of the Essence. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

            Section 13.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

            Section 13.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

            Borrower, Issuer and Lender agree that Borrower and Lender may amend Exhibit A to this Agreement solely to more specifically identify the Project being financed hereunder at such time as such identification is possible. Such amendment shall be effected by written instrument signed by Borrower and Lender, with written notice provided to Issuer. Issuer's agreement to the amendment referred to in this paragraph shall not be required. Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Borrower and Lender.

            Section 13.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC.

            Section 13.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

            Section 13.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

            Section 13.11. Entire Agreement. This Agreement, the Tax Regulatory Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Project financed hereby.

            Section 13.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

            Section 13.13. Waiver of Jury Trial. lender and borrower hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of, directly or indirectly, this agreement, any of the related documents, any dealings among lender or borrower relating to the subject matter of the transactions contemplated by this agreement or any related transactions, and/or the relationship that is being established among lender and borrower. the scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims). this waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement, any related documents, or to any other documents or agreements relating to the transactions contemplated by this agreement or any related transactions. in the event of litigation, this agreement may be filed as a written consent to a trial by the court.

        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:                                 GE CAPITAL PUBLIC FINANCE, INC.

                                        /s/ Philip Long
                                        --------------------------------
                                        By: Philip Long
                                        Title: Vice President


Issuer:                                 CALIFORNIA ECONOMIC DEVELOPMENT
                                        FINANCING AUTHORITY

                                        /s/ Christopher Holben
                                        --------------------------------
                                        By: Christopher Holben
                                        Title: Chair


Borrower:                               GT BICYCLES, INC.

                                        /s/ Charles Cimitile
                                        --------------------------------
                                        By: Charles Cimitile
                                        Title: Chief Financial Officer

                                                    EXHIBIT A TO LOAN AGREEMENT

                      SCHEDULE OF PROJECT AND LOAN PAYMENTS

                             Description of Project

         The following Project is the subject of the Loan Agreement dated as of September 1, 1997 among GE Capital Public Finance, Inc. ("Lender"), California Economic Development Financing Authority ("Issuer"), and GT Bicycles, Inc. ("Borrower").

                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------
                                             ACCESSORIE AIR COMPRESSOR SYSTEMS, INC.
                                             ---------------------------------------
                    COMPRESSED AIR SYSTEM
                    ---------------------
    1               TW-0                     BALANCER ZERO GRAVITY TYPE
    1               ABT-5                    BALANCER TROLLEY
    1               AES-5                    END STOP
    1               U-350-SD                 SCREWDRIVER
    1               ASH-250C-15MSZ           COIL HOSE ASSEMBLY
     .50      5.50  LABOR                    LABOR-INSTALL AIR LINES
              1     MISC                     PIPE PARTS
              1     C21                      COUPLER
     .00      1.00  LABOR                    REPAIR BROKEN LINE AT SEGERSTR
   00        11.00  LABOR                    LABOR
              1     MISC                     PIPE PARTS
              2     C21                      COUPLER
  100               C20-44                   QUICK DISCONNECT
  100               406                      HOSE BARB
  100               7330                     FERRULE - W/O
   60               CP21-03                  PLUG - W/O
    0         1     UPS                      FREIGHT
    0       500     63262                    3/8 AIR HOSE (BLACK)
    1               UPS                      FREIGHT
   18               AT5-9                    9FT TRACK
   18               AT5-9                    9FT TRACK
   10               TW-0                     BALANCER ZERO GRAVITY TYPE
   18               AMP-5                    MOUNTING BRACKET
   10               ABT-5                    BALANCER TROLLEY
   18               AB-5                     ANGLE BRACKET
   13               2FAN2F-N2M               FREE ANGLE HOSE FITTING
    9               AT5-9                    9FT TRACK
   16               AJH-5                    JOINT HANGER BRACKET
   10               AES-5                    END STOP
    1               US-LT30B-11              SCREWDRIVER INLINE PUSH
    1               ALPHA-70                 BOTTOM BRACKET TOOL
    1               ALPHA-60                 REAR WHEEL TOOL
    1               U-350-D                  FRONT DERAIL TOOL
    1               U-410-D                  REAR DERAIL TOOL
    1               U-350-SD                 SCREWDRIVER
    1               U-350-D                  FRONT DERAIL TOOL


                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------
    1               U-410-SD                 REAR BRAKE TOOL
    1               UX-450-SD                SEAT POST M6 TOOL
   12               ASH-250C-15MSZ           COIL HOSE ASSEMBLY
     .00     21.00  LABOR                    LABOR
              1     MISC                     PIPE PARTS
  500               63262                    3/8 AIR HOSE (BLACK)
    1               MISC                     PARTS
    1               SCISSOR-LIFT
   60               MISC                     3/4" PIPE PLUG
    1               6.1981.0                 OIL FILTER
    2               6.1945.0                 FILTER MAT - 38 1/4x38 1/4
    1               MANUAL-B                 CS-121 PARTS & SERVICE MANUAL
              1     MISC                     PIPE PARTS
    2         2     AT5-4                    FOUR FOOT TRACK
    1         1     AMP-5                    MOUNTING BRACKET
    1         1     AB-5                     ANGLE BRACKET
    5         5     ABT-5                    BALANCER TROLLEY
    5               TW-0                     BALANCER ZERO GRAVITY TYPE
    3         3     AES-5                    END STOP
    2         2     AEP-5                    END CAP
    1               U-350-D                  FRONT DERAIL TOOL
    1               U-350-D                  FRONT DERAIL TOOL
    1               US-LT31PB-11             SEAT COLLAR
    1               US-LT30B-11C             WATER BOTTLE SCREW
    1         1     ABT-5                    BALANCER TROLLEY
    1               TW-0                     BALANCER ZERO GRAVITY TYPE
    1         1     AES-5                    END STOP
    1               1010P3                   IMPACT WRENCH
    2         2     AT5-4                    FOUR FOOT TRACK
    1         1     AMP-5                    MOUNTING BRACKET
    1         1     AB-5                     ANGLE BRACKET
    2         2     ABT-5                    BALANCER TROLLEY
    2               TW-0                     BALANCER ZERO GRAVITY TYPE
    2         2     AES-5                    END STOP
    2         2     AEP-5                    END CAP
    1               A-1010PQ                 CHAIN STAY SEAT PIVOT
    1               A-1010PQ                 CHAIN STAY SEAT PIVOT
    2               C-351                    RIVNUT
 1000               63262                    3/8 AIR HOSE (BLACK)
  100               C20-44                   QUICK DISCONNECT
  100               406                      HOSE BARB
  100               7330B                    FERRULE
   25               MISC                     3/4x1/4 BUSHING
    1               CS-121                   KAESER 100 HP AIR COMPRESSOR
    1               KLD-450                  DESICCANT DRYER
    1               660V150                  AIR RECEIVER
    1               AAC300B4                 GAUGE * (INCL.)
    1               FIG-8C-3/4X150           SAFETY RELIEF VALVE *

                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------

    1               ALF-850                  AIR LINE FILTER
    1               ORF-550                  OIL REMOVAL FILTER
    2               ADT-190                  TRAP
    1               INBOUND                  FREIGHT ON DRYER & COMPRESSOR
    2               C21                      COUPLER
  103               C20-44                   QUICK DISCONNECT
   10               CP21                     PLUG
  101               406                      HOSE BARB
    3               461                      BARB
    4               7328                     FERRULE - W/O
   50               ###-##-####              KELLEM GRIP
    1               855                      CRIMPER
  528               63262                    3/8 AIR HOSE (BLACK)
   85               MISC                     3/4 PIPE
    5               MISC                     3/4 TEE
    4               MISC                     3/4 90'S
    4               MISC                     3/4 PLUG
    2               MISC                     3/4 x CLOSE NIPPLE
    1               MISC                     3/4 x 1/4 BUSHING
    9               MISC                     PIPE HANGERS
  100               7330B                    FERRULE
   14               AT5-9                    9FT TRACK
   12               AT5-9                    9FT TRACK
    3               ABT-5                    BALANCER TROLLEY
   14               AMP-5                    MOUNTING BRACKET
   14               AB-5                     ANGLE BRACKET
    7               AT5-9                    9FT TRACK
    2               AT5-4                    FOUR FOOT TRACK
    1               AMP-5                    MOUNTING BRACKET
    1               AB-5                     ANGLE BRACKET
    5               ABT-5                    BALANCER TROLLEY
    3               AES-5                    END STOP
    2               AEP-5                    END CAP
    1               ABT-5                    BALANCER TROLLEY
    1               AES-5                    END STOP
    2               AT5-4                    FOUR FOOT TRACK
    1               AMP-5                    MOUNTING BRACKET
    1               AB-5                     ANGLE BRACKET
    2               ABT-5                    BALANCER TROLLEY
    2               AES-5                    END STOP
    2               AEP-5                    END CAP
    7         2     TW-0                     BALANCER ZERO GRAVITY TYPE
    7         1     ABT-5                    BALANCER TROLLEY
    7         5     ASH-250C-15MSZ           COIL HOSE ASSEMBLY
    7         5     2FAN2F-N2M               FREE ANGLE HOSE FITTING
    7         1     AES-5                    END STOP
    1               ALPHA-70                 BOTTOM BRACKET TOOL
    1               ALPHA-60                 REAR WHEEL TOOL


                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------

    1               U-350-D                  FRONT DERAIL TOOL
    1               U-410-D                  REAR DERAIL TOOL
    1               U-350-D                  FRONT DERAIL TOOL
    0         1     U-410-SD                 REAR BRAKE TOOL
    1               UX-450-SD                SEAT POST M6 TOOL


                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------
              WELDING MACHINES                          SOUTHERN CALIFORNIA AIRGAS
              ----------------                          --------------------------

            Item Number                                                   Item Description
            -----------                                                   ----------------
                                                             RELEASE #:   586
        **              Location:      32    **
*TWE80416                              16         0          TWECO BG20R-8 TIG. TORCH
*TWE18DWC                              16         0          TWECO DINSE CONNECTOR
*TWEBGPTS                               1         0          TWECO TUNGSTEN SHARPENER
*TWEBGPTSGW                             1         0          TWECO TUNG SHARPENER GRIN WHEEL
*TWEBGRHR                               6         0          ROD HANDLER
*MISCSV4X51LV                           6         0          TWECO-CIGWELD WELD HOOD
  WEC40V76                             16         0          WC 40V76 121/2WTR HOSE
  WEC40V77                             16         0          WC 40V77 121/2ARG HOSE
*WECWC36                               16         0          WELDCRAFT 6 FT. CABLE COV
  BERBS300                             16         0          300A STEEL GROUND CLAMP
  TWET120                              16         0          SOLDER TWECOLUG
  CAB84                               160         0          8/4 PRIMARY CABLE
  CAB10                               160         0          1/0 WELDING CABLE
                                                             RELEASE #:   586
  TWET68                               60         0          POWER CABLE TWECOLUG
  TWET62                               15         0          SOLDER TWECOLUG
*THD101025                             16         0          THERMAL ARC 400 GTSW TIG
*THD102008                             16         0          THERMAL ARC FOOT CONTROL


                 CNC MACHINE                                 CASTILLO ELECTRIC
                 -----------                                 -----------------

PROVIDE 20A CIRCUIT FOR NEW CNC MACHINE IN PRODUCT DEVELOPMENT (BID)
VC08                                1.00                         1.00 EACH
  TOTAL AMOUNT DUE
  NEW CNC FOR PRODUCT DEVELOPMENT
  97286

                          Description                        Manufacturer,
  Quantity                of Project                      Contractor or Vendor               Serial Number
------------        -----------------------  ----------------------------------------------  --------------
                       Overhead Crane
                       Heat Treat System
                       Wheelbuilding Equipment
                       Racking
                       Welding Equipment
                       Welding Stations
                       Forklifts
                       Order Picker
                       Assembly Lines
                       CNC Machining
                       Computers
                       Tool Room Equipment
                       Cut Off Equipment
                       Fabrication Upgrades
                       Quality Control Equipment
                       Auto Taper Equipment
                       Bending Equipment
                       Compressed Air Systems
                       Composite Expansion
                       Tech Shop Equipment
                       Bike Test Equipment
                       Butting Equipment
                       Additional Laser Miter
                       Polishing Equipment
                       Ball Burnish Equipment
                       Bead Blast System
                       Annodize System
                       Chrome Plating System


The Project and the Additional Collateral are located at the following address. Prior to the relocation of the Equipment and/or the Additional Collateral or portion thereof, Borrower will provide 30 days' prior written notice to Lender and Issuer:

2001 East Dyer Road
Santa Ana, CA  92705

                                                    EXHIBIT B TO LOAN AGREEMENT

                        FORM OF CERTIFICATE OF ACCEPTANCE

         I, the undersigned, hereby certify that I am the duly qualified and acting ______________________ of GT Bicycles, Inc. ("Borrower") and, with respect to the Loan Agreement dated as of September 1, 1997 (the "Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and California Economic Development Financing Authority ("Issuer"), that:


         1. The portion of the Project described in Exhibit A to the Agreement (the "Project") has been delivered and installed in accordance with Borrower's specifications and has been accepted by Borrower.


         2. Borrower has obtained from a reputable insurance company qualified to do business in the State (as defined in the Agreement) insurance with respect to all risks required to be covered thereby pursuant to Section 8.06 of the Agreement.


         3. Attached to this Certificate of Acceptance are Vendor invoice(s) and/or bill(s) of sale relating to the Project and, if such invoices have been paid by Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code (as defined in the Agreement).


         4. Borrower hereby directs Lender, on behalf of Issuer, to pay the Loan Proceeds (as defined in the Agreement) as follows:






         5. All of the representations and warranties of Borrower contained in the Agreement are true and correct as of the date hereof and no Default or Event of Default has occurred thereunder.


Dated:                              , 19  .
       ----------------------------     --

                                       GT BICYCLES, INC.
                                       Borrower



                                       By:
                                              ---------------------------------
                                       Title:
                                              ---------------------------------
                                       Date:
                                              ---------------------------------

                                                    EXHIBIT C TO LOAN AGREEMENT

                      DESCRIPTION OF ADDITIONAL COLLATERAL



1. Office Furnishings and workstations as described in Westfall Interior Systems, Inc. invoice #22000 dated May 22, 1997.


2.       (1) Lot each of Pallet Racks, Row Spacers and Column Guards; (25) Ups;
         (50) pair of Beams as described in LeDoux Industries invoice #572 dated 10/5/96 and #943 dated 10/27/96.


3.       (1) Meridian PBX system


4.       (1) Canon NP-8530 Copier: S/N NCM05049 with stapler/sorter S/N
         ZCE27249.


5.       (1) LMI TM-156 Laser Workstation: S/N TM156-2200-1-1134


6. (1) Carousel System including AIMS software system; computers and peripherals including the following:


               (3) HP Laserjet 5 printers: S/N's JPKK055689; JPKK055691; JPKK055693
               (1) Bar Code Scanner: S/N 503814
               (1) Remstar conveyor: vendor #123266 with Lift platform


   No.      Item Number     Quantity             Item Description
--------    -----------   ------------- -----------------------------------
31         SP3            1             **** CON'T ON NEXT PAGE ****
32         MN             1             M.N.    S/N # 00AU01518
33         MS             1             MOUSE   S/N # 00297109, 00297111
34         MS             1             MOUSE   S/N # 00240637
35         MD             1             MODEM   S/N # 21LF21G7VLT7
36         MN             1             M.N.    S/N # 000U00559, 00403
37         MN             1             M.N.    S/N # 000U00573
38         NW             1             NET C   S/N # 182GA664, 1829A6DB
39         NW             1             NET C   S/N # 1829A6DA
40         SP2            1             ==========================
41         AC3200         3             Q MOUSE PAD (NO CHARGE)
42         SP2            1             ==========================
43         PO             1             P. O. # 19357

                            SCHEDULE OF LOAN PAYMENTS


                         GE Capital Public Finance, Inc.


                              Amortization Schedule


        Funding Date..........................................Sep.-17-97
        Coupon Rate................................................5.87%

Payment          Payment    Loan           Principal      Interest   Principal     Prepayment
Date             Number     Payment        Component      Component  Balance*      Amount*
------------     -------    ----------     ----------     ---------  ------------  ------------
Sep-17-97           0             0.00           0.00          0.00  5,000,000.00  5,100,000.00
Nov-01-97           1        65,539.66      29,667.44     35,872.22  4,970,332.56  5,069,739.21
Dec-01-97           2        65,539.66      41,226.45     24,313.21  4,929,106.11  5,027,688.24
                            ----------      ---------     ---------
                            131,079.32      70,893.89     60,185.43

Jan-01-98           3        65,539.66      41,428.11     24,111.54  4,887,678.00  4,985,431.56
Feb-01-98           4        65,539.66      41,630.77     23,908.89  4,846,047.23  4,942,968.18
Mar-01-98           5        65,539.66      41,834.41     23,705.25  4,804,212.82  4,900,297.08
Apr-01-98           6        65,539.66      42,039.05     23,500.61  4,762,173.77  4,857,417.25
May-01-98           7        65,539.66      42,244.69     23,294.97  4,719,929.08  4,814,327.66
Jun-01-98           8        65,539.66      42,451.34     23,088.32  4,677,477.74  4,771,027.29
Jul-01-98           9        65,539.66      42,659.00     22,880.66  4,634,818.74  4,727,515.12
Aug-01-98          10        65,539.66      42,867.67     22,671.99  4,591,951.07  4,683,790.09
Sep-01-98          11        65,539.66      43,077.36     22,462.29  4,548,873.71  4,639,851.18
Oct-01-98          12        65,539.66      43,288.09     22,251.57  4,505,585.62  4,595,697.33
Nov-01-98          13        65,539.66      43,499.84     22,039.82  4,462,085.75  4,551,327.50
Dec-01-98          14        65,539.66      43,712.62     21,827.04  4,418,373.16  4,506,740.63
                            ----------      ---------     ---------
                            786,475.91     510,732.95    275,742.95

Jan-01-99          15        65,539.66      43,926.45     21,613.21  4,374,446.71  4,461,935.65
Feb-01-99          16        65,539.66      44,141.32     21,398.34  4,330,305.39  4,416,911.50
Mar-01-99          17        65,539.66      44,357.25     21,182.41  4,285,948.14  4,371,667.10
Apr-01-99          18        65,539.66      44,574.23     20,965.43  4,241,373.91  4,326,301.39
May-01-99          19        65,539.66      44,792.27     20,747.39  4,196.581.64  4,280,513.27
Jun-01-99          20        65,539.66      45,011.38     20,528.28  4,151,570.26  4,234,601.66
Jul-01-99          21        65,539.66      45,231.56     20,308.10  4,106,338.70  4,188,465.47
Aug-01-99          22        65,539.66      45,452.82     20,086.84  4,060,885.88  4,142,103.60
Sep-01-99          23        65,539.66      45,675.16     19,864.50  4,015,210.72  4,095,514.93
Oct-01-99          24        65,539.66      45,898.59     19,641.07  3,969,312.13  4,048,698.38
Nov-01-99          25        65,539.66      46,123.11     19,416.55  3,923,189.03  4,001,652.81
Dec-01-99          26        65,539.66      46,348.73     19,190.93  3,876,840.30  3,954,377.11
                            ----------      ---------     ---------
                            786,475.91     541,532.86    244,943.05


Payment          Payment    Loan           Principal      Interest   Principal     Prepayment
Date             Number     Payment        Component      Component  Balance*      Amount*
------------     -------    ----------     ----------     ---------  ------------  ------------
Jan-01-00          27        65,539.66      46,575.45     18,964.21  3,830,264.85  3,906,870.15
Feb-01-00          28        65,539.66      46,803.28     18,736.38  3,783,461.57  3,859,130.80
Mar-01-00          29        65,539.66      47,032.23     18,507.43  3,736,429.34  3,811,157.93
Apr-01-00          30        65,539.66      47,262.29     18,277.37  3,689,167.05  3,762,950.39
May-01-00          31        65,539.66      47,493.48     18,046.18  3,641,673.57  3,714,507.04
Jun-01-00          32        65,539.66      47,725.81     17,813.85  3,593,947.76  3,665,826.72
Jul-01-00          33        65,539.66      47,959.26     17,580.39  3,545,988.50  3,616,908.27
Aug-01-00          34        65,539.66      48,193.87     17,345.79  3,497,794.63  3,567,750.53
Sep-01-00          35        65,539.66      48,429.61     17,110.05  3,449,365.02  3,518,352.32
Oct-01-00          36        65,539.66      48,666.52     16,873.14  3,400,698.51  3,468,712.48
Nov-01-00          37        65,539.66      48,904.58     16,635.08  3,351,793.93  3,418,829.81
Dec-01-00          38        65,539.66      49,143.80     16,395.86  3,302,650.13  3,368,703.13
                            ----------      ---------     ---------
                            786,475.91     574,190.17    212,285.74

Jan-01-01          39        65,539.66      49,384.20     16,155.46  3,253,265.93  3,318,331.25
Feb-01-01          40        65,539.66      49,625.77     15,913.89  3,203,640.17  3,267,712.97
Mar-01-01          41        65,539.66      49,868.52     15,671.14  3,153,771.65  3,216,847.08
Apr-01-01          42        65,539.66      50,112.46     15,427.20  3,103,659.19  3,165,732.37
May-01-01          43        65,539.66      50,357.59     15,182.07  3,053,301.60  3,114,367.63
Jun-01-01          44        65,539.66      50,603.93     14,935.73  3,002,697.67  3,062,751.62
Jul-01-01          45        65,539.66      50,851.46     14,688.20  2,951,846.21  3,010,883.13
Aug-01-01          46        65,539.66      51,100.21     14,439.45  2,900,746.00  2,958,760.92
Sep-01-01          47        65,539.66      51,350.18     14,189.48  2,849,395.82  2,906,383.74
Oct-01-01          48        65,539.66      51,601.36     13,938.29  2,797,794.46  2,853,750.35
Nov-01-01          49        65,539.66      51,853.78     13,685.88  2,745,940.68  2,800,859.49
Dec-01-01          50        65,539.66      52,107.43     13,432.23  2,693,833.24  2,747,709.91
                            ----------      ---------     ---------
                            786,475.91     608,816.89    177,659.02

Jan-01-02          51        65,539.66      52,362.32     13,177.33  2,641,470.92  2,694,300.34
Feb-01-02          52        65,539.66      52,618.46     12,921.20  2,588,852.45  2,640,629.50
Mar-01-02          53        65,539.66      52,875.86     12,663.80  2,535,976.60  2,586,696.13
Apr-01-02          54        65,539.66      53,134.51     12,405.15  2,482,842.09  2,532,498.93
May-01-02          55        65,539.66      53,394.42     12,145.24  2,429,447.67  2,478,036.62
Jun-01-02          56        65,539.66      53,655.61     11,884.05  2,375,792.06  2,423,307.90
Jul-01-02          57        65,539.66      53,918.08     11,621.58  2,321,873.98  2,368,311.46
Aug-01-02          58        65,539.66      54,181.83     11,357.83  2,267,692.16  2,313,046.00
Sep-01-02          59        65,539.66      54,446.86     11,092.79  2,213,245.29  2,257,510.20
Oct-01-02          60        65,539.66      54,713.20     10,826.46  2,158,532.09  2,201,702.73
Nov-01-02          61        65,539.66      54,980.84     10,558.82  2,103,551.25  2,145,622.28
Dec-01-02          62        65,539.66      55,249.79     10,289.87  2,048,301.46  2,089,267.49
                            ----------      ---------     ---------
                            786,475.91     645,531.78    140,944.13


Payment          Payment    Loan           Principal      Interest   Principal     Prepayment
Date             Number     Payment        Component      Component  Balance*      Amount*
------------     -------    ----------     ----------     ---------  ------------  ------------
Jan-01-03          63        65,539.66      55,520.05     10,019.61  1,992,781.41  2,032,637.04
Feb-01-03          64        65,539.66      55,791.64      9,748.02  1,936,989.78  1,975,729.57
Mar-01-03          65        65,539.66      56,064.55      9,475.11  1,880,925.23  1,918,543.73
Apr-01-03          66        65,539.66      56,338.80      9,200.86  1,824,586.43  1,861,078.15
May-01-03          67        65,539.66      56,614.39      8,925.27  1,767,972.04  1,803,331.43
Jun-01-03          68        65,539.66      56,891.33      8,648.33  1,711,080.71  1,745,302.32
Jul-01-03          69        65,539.66      57,169.62      8,370.04  1,653,911.08  1,686,989.31
Aug-01-03          70        65,539.66      57,449.28      8,090.38  1,596,461.81  1,628,391.04
Sep-01-03          71        65,539.66      57,730.30      7,809.36  1,538,731.51  1,569,506.14
Oct-01-03          72        65,539.66      58,012.70      7,526.96  1,480,718.31  1,510,333.19
Nov-01-03          73        65,539.66      58,296.48      7,243.18  1,422,422.33  1,450,870.78
Dec-01-03          74        65,539.66      58,581.64      6,958.02  1,363,840.69  1,391,117.50
                             ---------      ---------      --------
                            786,475.91     684,460.77    102,015.13

Jan-01-04          75        65,539.66      58,868.20      6,671.45  1,304,972.49  1,331,071.94
Feb-01-04          76        65,539.66      59,156.17      6,383.49  1,245,816.32  1,270,732.64
Mar-01-04          77        65,539.66      59,445.54      6,094.12  1,186,370.78  1,210,098.19
Apr-01-04          78        65,539.66      59,736.33      5,803.33  1,126,634.45  1,149,167.14
May-01-04          79        65,539.66      60,028.54      5,511.12  1,066,605.91  1,087,938.03
Jun-01-04          80        65,539.66      60,322.18      5,217.48  1,006,283.73  1,026,409.40
Jul-01-04          81        65,539.66      60,617.25      4,922.40    945,666.48    964,579.81
Aug-01-04          82        65,539.66      60,913.77      4,625.89    884,752.70    902,447.76
Sep-01-04          83        65,539.66      61,211.74      4,327.92    823,540.96    840,011.78
Oct-01-04          84        65,539.66      61,511.17      4,028.49    762,029.79    777,270.38
Nov-01-04          85        65,539.66      61,812.06      3,727.60    700,217.72    714,222.08
Dec-01-04          86        65,539.66      62,114.43      3,425.23    638,103.30    650,865.36
                             ---------      ---------      --------
                            786,475.91     725,737.39     60,738.51

Jan-01-05          87        65,539.66      62,418.27      3,121.39    575,685.03    587,198.73
Feb-01-05          88        65,539.66      62,723.60      2,816.06    512,961.43    523,220.66
Mar-01-05          89        65,539.66      63,030.42      2,509.24    449,931.00    458,929.62
Apr-01-05          90        65,539.66      63,338.75      2,200.91    386,592.26    394,324.10
May-01-05          91        65,539.66      63,648.58      1,891.08    322,943.68    329,402.55
Jun-01-05          92        65,539.66      63,959.93      1,579.73    258,983.75    264,163.43
Jul-01-05          93        65,539.66      64,272.80      1,266.86    194,710.96    198,605.18
Aug-01-05          94        65,539.66      64,587.20        952.46    130,123.76    132,726.23
Sep-01-05          95        65,539.66      64,903.14        636.52     65,220.62     66,525.03
Oct-01-05          96        65,539.66      65,220.62        319.04          0.00          0.00
                             ---------      ---------        ------
                            655,396.59     638,103.30     17,293.29

TOTAL                      6,291,807.26  5,000,000.00  1,291,807.26
                           ============  ============  ============



* After payment of Loan Payment due opposite Prepayment Amount.

DESCRIPTION OF ADDITIONAL COLLATERAL
CONTINUED


(1) Carousel System with all attachments and accessories, including, but not limited to:


------- ---------------------- ---------------- -------------------------------
   NO.  ITEM NUMBER               QUANTITY      ITEM DESCRIPTION
------- ---------------------- ---------------- -------------------------------

     1  SPC                           3         MICRO Q PENTIUM PCI SYSTEM
     2  CPUI5133                      3         INTEL PENTIUM 133MHZ CPU
     3  CPUF505                       3         586 COOLING FAN BALL BEARING
     4  MB51263                       3         A+ P5 TRITON VX MB 512K CACHE
     5  MBSP1000                      3         PS/2 MOUSE ADAPTER FOR MAIN B
     6  RC73300                       6         8 MB SIMM EDO   2X32
     7  MSDO6000                      3         DOS 6.22 3.5" W/SYSTEM OEM
     8  MSW3100                       3         WINDOWS FOR WORKGROUPS 3.11
     9  CS1210                        3         3D 182 MINI TOWER 230W PS
    10  FD1100                        3         TEAC 1.44M FLOPPY DRIVE
    11  HDW1090                       3         WESTERN DIGITAL 1.2GB IDE H.D.
    12  KBNM1000                      3         NMB ENHANCED CLICK [LARGE] KB
    13  VDS32500                      3         S3 A+ 765 PCI VGA 1MB MPEG
    14  MNSC1400                      3         SCEPTRE 14" CRT DDC MONITOR
    15  MKMS1005                      3         MS PS/2 MOUSE 11 W/SYSTEM
    16  NWTK2005                      3         TK 32BIT PCI REG COMBO
    17  MDUS2150                      1         USK SPORTSTER 33.6 INT (OEM)
    18  SP1                           1         **** ASSEMBLED & TESTED ****
    19  SYS                           1         SYS. S/N #54222, 54223
    20  SYS                           1         SYS. S/N #54225
    21  MB                            1         M.B. S/N #073677514, 515
    22  MB                            1         M.B. S/N #07367765_
    23  FD                            1         F.D. S/N #_______________
    24  FD                            1         F.D. S/N #1,906175
    25  __                            1         ___  S/N #1066247, 1049709
    26  __                            1         H.D. S/N #0269867
    27  __                            1         K.B. S/N #12971598, 12971581
    28  __                            1         K.B. S/N #12971580
    29  VD                            1         VIDEO S/N #205225, 205211
    30  VD                            1         VIDEO S/N #205219

DESCRIPTION OF ADDITIONAL COLLATERAL
CONTINUED


(1) Carousel System with all attachments and accessories, including, but not limited to:


------- ---------------------- ---------------- -------------------------------
   NO.  ITEM NUMBER               QUANTITY      ITEM DESCRIPTION
------- ---------------------- ---------------- -------------------------------
     1  CPQP1010                      1         COMPAQ PROLIANT 2500 6/200
     2  SPC                           1         PENTIUM PRO SERVER SYSTEM
     3  SPC                           1         COMPAQ STOCK NO. 250980-001
     4  SPC                           1         200 MHZ PENTIUM PRO PROCESSOR
     5  SPC                           1         32MB HI-SPEED ECC MEMORY
     6  SPC                           1         TOWER-CASE WITH POWER SUPPLY
     7  SPC                           1         BUILT-IN SERIAL/PARALLEL
     8  SPC                           1         BUILT-IN SVGA PORT
     9  SPC                           1         INTERNAL CD-ROM DRIVE
    10  SPC                           1         KEYBOARD & MOUSE
    11  SP2                           1         ===============================
    12  CTAD3025                      1         ADAPTEC AHA-294OUW KIT SCSI
    13  HDSE2105                      1         BARRACUDA 2.1GB ST32171W UW
    14  HDSE2105                      1         BARRACUDA 2.1GB ST32171W UW
    15  MNSC1400                      1         SCEPTRE 14" CRT DDC MONITOR
    16  TBSE2000                      1         SEAGATE 8GB INT DAT.DDS-2 5.2
    17  SP2                           1         ===============================
    18  SP1                           1         **** ASSEMBLED & TESTED ****
    19  SP2                           1         ===============================
    20  TPDE5600                      2         DEC 4mm 120M 4-8GB DATA TAPE
    21  AC3200                        1         Q MOUSE PAD (NO CHARGE)
    22  SP2                           1         ===============================
    23  SYS                           1         SYS. S/N # D706HWB10175
    24  TB                            1         TAPE S/N # GC00AS3
    25  HD                            1         H.D. S/N #je499322
    26  HD                            1         H.D. S/N je500816
    27  MN                            1         M.N. S/N # 703wa000u00410

     2  CBPI1005                      3         10FT 1EEE 1284 PRINTER CABLE
     3  BA1100                        1         BAR CODE CCD SCANNER

DESCRIPTION OF ADDITIONAL COLLATERAL
CONTINUED


(1) Kenworth Model T2000 Truck with Transport Trailer: S/N 1XKTDB9XBVJ738695 with all attachments and accessories, including, but not limited to:


          ADDITIONS TO CUSTOMERS TRAILER:
          -- INSTALL 110 VOLT ELECTRICAL + (1) AIR COUPLER AT CURBSIDE
             WORKBENCH
          -- INSTALL 4-ROW 5 TIRE STORAGE RACK UNDER CURBSIDE WORKBENCH -- INSTALL EXTERIOR ROADSIDE WATER HOSE SPIGOT AT 5TH DECK
             EXTERIOR
          -- INSTALL AIR COUPLER "T" AT ROADSIDE WORKBENCH TOP
          -- INSTALL (2) EXTERIOR "T" AIR RECEPTACLES AHEAD AND BEHIND
             CURBSIDE DOOR
          -- INSTALL ROADSIDE WORKBENCH SHELVING (3-4)
          -- INSTALL CUSTOMERS BENCH GRINDER
          -- REWIRE REAR FLUORESCENT LIGHTS ON SEPARATE SWITCH
          -- INSTALL CUSTOMERS FRONT CHANNEL SPEAKERS IN CAR STORAGE AREA -- INSTALL CUSTOMERS A/V COMPONENTS IN WARDROBE CABINET
          -- MOUNT CUSTOMERS SPEAKERS AT ROOF AREA OF CAR STORAGE
          -- FABRICATE AND INSTALL REAR ENTRY STEP WITH HAND RAILS
          -- FABRICATE AND INSTALL (2) HAND RAILS AT REAR CURBSIDE STEP -- REWORK AWNING RAFTER POLE STORAGE BRACKETS TO ACCOMMODATE
             BIKE STORAGE
          -- INSTALL ADDITIONAL AWNING DOORWAY AT FRONT
          -- REMOVE CUSTOMERS TRAILER DECALS
          -- INSTALL PREPAINTED WHITE ALUMINUM SKINS AT PARTITION WALLS -- SUPPLY RACHET AND AXLE STRAPS, TIE-DOWN ASSEMBLIES
          -- REWORK TRIANGULAR LIGHT BRACES AND POWDERCOAT WHITE
          -- INSTALL ADDITIONAL BATTERY/CHARGE SYSTEM FOR A AUDIO
             COMPONENTS
          -- INSTALL NEW TRAILER/TRUCK DECAL GRAPHICS

DESCRIPTION OF ADDITIONAL COLLATERAL
CONTINUED


(3) Altair Welder TWX2 Systems w/FC: S/N's Y6251, Y 6234, Y6250 with all attachments and accessories, including, but not limited to:


----------------------------------------------------------------------------------------------
                      QUANTITY  QUANTITY     CYLINDERS
                                          -----------------
    ITEM NUMBER       _______     ___     SHIPPED RETURNED        ITEM DESCRIPTION         UNIT
-----------------------------------------------------------------------------------------------
** Location 550 **
PANYC300TWX2Y37              3         0                    WELDER TWX2 SYSTEM W/FC        EA

        S/N'S Y6251, Y6234 AND Y6250
        SET UP 480 VOLT 3 PHASE
        DEMO FOOT PEDALS WILL BE REPLACED WHEN RECEIVED FROM FACTORY

BER3500SS                    3         0                    WATER CIRCULATOR               EA
WELWP2012                    3         0                    TIG TORCH WP-20 12'            EA
*WELBS1                      3         0                    WEL B5-1 SWITCH BOOT           EA
*WELSW-1                     3         0                    WEL SW-1 BULB SWITCH           EA
ESB45V11                     3         0                    ADAPTOR POWER CABLE            EA
WELWC310                     3         0                    CABLE COVER NYLON ZIPPERE      EA
COMPC-84                    75         0                    CABLE PRIMARY #8/4             FT
COMCABLE-10                 45         0                    CABLE WELDING #1/0             FT

        CUT 1/0 CABLE INTO 3 15' SECTIONS AND ASSEMBLY WITH GROUND CLAMP

TWET120                      6         0                    CABLE LUG 1 THRU 2/0           EA
TWESGC300                    3         0                    CLAMP GROUND 300 AMP           EA
ESDBW25                      3         0                    BW-25 STRAIN RELIEF            EA


                                                    EXHIBIT D TO LOAN AGREEMENT

                   FORM OF INVESTOR'S LETTER OF REPRESENTATION



California Economic Development
  Financing Authority
801 K Street, Suite 1700
Sacramento, CA  95814

GT Bicycles, Inc.
2001 East Dyer Road
Santa Ana, CA  92705

         Re: Loan Agreement dated as of September 1, 1997 by and among GE Capital Public Finance, Inc. ("Lender"), California Economic Development Financing Authority ("Issuer") and GT Bicycles, Inc. ("Borrower")

Ladies and Gentlemen:


         The undersigned, as Lender under the Loan Agreement described above (the "Loan Agreement"), hereby represents to you that:

         1. The undersigned has duly authorized, by all necessary action, the making of the Loan contemplated pursuant to the terms and provisions of the Loan Agreement.

         2. We have sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment represented by the Issuer Payments, the Loan Payments (capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement) and the Loan Agreement. We are able to bear the economic risks of such investment.

         3. We understand that the obligations of Issuer to make payments under the Loan Agreement (the "Issuer Payments") under the Loan Agreement are special, limited obligations payable solely from amounts paid to Issuer from Borrower pursuant to the terms of the Loan Agreement and that notwithstanding anything to the contrary contained in the Loan Agreement, Issuer shall not be obligated to make Issuer Payments, or pay any portion of the purchase price of the Equipment or make any other payment or advance any moneys or be liable for any other costs or expenses in connection with the Equipment, the Issuer Payments, the Loan Payments or the Loan Agreement, except from the amounts paid to Issuer from Borrower pursuant to the Loan Agreement, and no such payment shall constitute a charge against the general credit of the Issuer. We further understand that Issuer shall not be directly or indirectly or contingently or morally obligated to use any other moneys or assets of Issuer to pay Issuer Payments or any portion of the purchase price of the Equipment or for all or any portion of such other costs or expenses.

         4. We acknowledge that we have either been supplied with or have been given access to information, including financial statements and other financial information which we have requested, and we have had the opportunity to ask questions and receive answers concerning Borrower, the Issuer Payments, the Loan Payments, the Loan Agreement and the security therefor, so that we have been able to make the Loan on the terms as set forth in the Loan Agreement. We acknowledge that we have not relied upon the Issuer for any information in connection with the Loan, except as set forth in Article IV of the Loan Agreement.

         5. We have made our own inquiry and analysis with respect to the Loan Agreement, the Issuer Payments, the Loan Payments and the security therefor, and other material factors affecting the security and payment of such payments set forth in the Loan Agreement. We are aware that the business of the Borrower involves certain economic variables and risks that could adversely affect the security for the payments to be made by the Issuer to the Lender under the terms of the Loan Agreement. We have examined drafts in final form of the basic legal documents relating to the Loan Agreement, including the proposed legal opinions to be delivered by Borrower's counsel and Kutak Rock, as Lender's and special counsel.

         6. We understand that the Loan Agreement (including the right to receive Issuer Payments and Loan Payments under the terms of the Loan Agreement)
(a) is not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state, (b) will not be listed in any stock or other securities exchange, (c) will not carry a rating from any rating service and (d) will be delivered in a form which may not be readily marketable.

         7. We understand that the Loan Agreement (including the right to Issuer Payments and Loan Payments under the terms of the Loan Agreement) has not been registered under the Securities Act of 1933, as amended. We represent to you that we are purchasing the Loan for investment for our own account and not with a present view toward resale or the distribution thereof, in that we do not intend to resell or otherwise dispose of all or any part of our interests in the Loan, except for sale to an Affiliate. Except for a transfer to an entity which Lender has certified to Issuer and Borrower that such entity is an Affiliate, we agree not to sell, transfer or otherwise dispose of or permit such Affiliate to sell, transfer or otherwise dispose of all or part of our interest in the Loan except in accordance with the requirements of the Loan Agreement.

         8. We agree to indemnify and hold harmless the Issuer with respect to any claim asserted against Issuer that is based upon our sale, transfer or other disposition of our interests in the Loan Agreement in violation of the provisions hereof or of the Loan Agreement, other than any claim that is based upon the gross negligence or willful misconduct of Issuer.

         9. We have executed and delivered this letter in connection with the execution and delivery of the Loan Agreement as an inducement to Issuer to cause the execution and delivery of the Loan Agreement to us. Only the addressees hereof may rely upon this letter.


                                           GE CAPITAL PUBLIC FINANCE, INC.


                                           By:
                                                -------------------------------
                                                Authorized Officer

                                                    EXHIBIT E TO LOAN AGREEMENT


                         SCHEDULE OF PENDING LITIGATION


                                     [None]